Exhibit 21.1

LIST OF SUBSIDIARIES OF NGL ENERGY PARTNERS LP

Subsidiary	Jurisdiction of Organization
Accelerated Water Resources, LLC (1)	Delaware
AntiCline Disposal, LLC	Wyoming
AWR Disposal, LLC	Delaware
Centennial Energy, LLC	Colorado
Centennial Gas Liquids ULC	Alberta, Canada
Choya Operating, LLC	Texas
Disposals Operating, LLC	Delaware
GGCOF HEP Blocker II, LLC	Delaware
GGCOF HEP Blocker, LLC	Delaware
Grand Mesa Pipeline, LLC	Delaware
GSR Northeast Terminals LLC	Delaware
Hillstone Environmental Partners, LLC	Delaware
Indigo Injection #3-1, LLC (2)	Delaware
Indigo Power Holdings, LLC	Colorado
Indigo Power, LLC	Colorado
NGL Aviation DEN, LLC	Colorado
NGL Aviation TUL, LLC	Oklahoma
NGL Crude Cushing, LLC	Oklahoma
NGL Crude Logistics, LLC	Delaware
NGL Crude Terminals, LLC	Delaware
NGL Crude Transportation, LLC	Colorado
NGL Delaware Basin Holdings, LLC	Delaware
NGL Energy Finance Corp.	Delaware
NGL Energy GP LLC	Delaware
NGL Energy Operating LLC	Delaware
NGL Energy Services, LLC (3)	Delaware
NGL Gateway Terminals, Inc.	Ontario, Canada
NGL Liquids, LLC	Delaware
NGL Marine, LLC	Texas
NGL Recycling Services, LLC	Delaware
NGL Shared Services Holdings, Inc.	Delaware
NGL Shared Services, LLC	Delaware
NGL Supply Terminal Company, LLC	Delaware
NGL Supply Wholesale, LLC	Delaware
NGL Water Pipelines, LLC	Texas
NGL Water Solutions DJ, LLC	Colorado
NGL Water Solutions Eagle Ford, LLC	Delaware
NGL Water Solutions Holdco, LLC	Delaware
NGL Water Solutions Orla-SWD, LLC	Delaware
NGL Water Solutions Permian, LLC	Texas
NGL Water Solutions Product Services, LLC	Delaware
NGL Water Solutions, LLC	Colorado
Pine Tree Propane, LLC (4)	Maine

(1)    NGL Energy Partners LP owns a 50% member interest in Accelerated Water Resources, LLC.
(2)    NGL Energy Partners LP owns a 75% member interest in Indigo Injection #3-1, LLC.
(3)    NGL Energy Partners LP owns an approximate 51% member interest in NGL Energy Services, LLC.
(4)    NGL Energy Partners LP owns a 50% member interest in Pine Tree Propane, LLC.